UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2018

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 East 200 North
Alpine, Utah	84004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Offer Letters

On October 1, 2018, Purple Innovation, Inc. (the “Company”) entered into an offer letter with each of Mark Watkins, the Company’s Chief Financial Officer and Alex McArthur, the Company’s Chief Marketing Officer, each with respect to such individual’s continued employment with the Company. Each offer letter includes the following terms: (1) participation in a short-term cash incentive plan, based on the achievement of certain financial and non-financial performance targets; (2) participation in the Company’s long-term equity incentive plan on the terms set forth in each employee’s respective offer letter; and (3) participation in the Company’s benefits programs generally available to other senior executives of the Company.

Each offer letter also provides that following a termination by the Company with or without cause or the employee resigns for any reason, the employee will be entitled to accrued and unpaid base salary and other benefits and any unpaid expense reimbursements (the “Accrued Benefits”). If the employee is terminated without cause or he resigns for good reason, he will be entitled to severance of (i) the amount of any Accrued Benefits, (ii) an amount equal to up to six months of his annual base salary, payable in substantially equal installments in accordance with the Company’s regular payroll practices for a period of twelve months following the termination, and (iii) payment by the Company of the cost of health insurance continuation under COBRA for the employee and his dependents for a period of six months following termination. If the employee is terminated without cause or he resigns for good reason after the first three months of any fiscal year, he will be entitled to additional severance of an amount equal to the lesser of (i) the annual bonus calculated for such fiscal year at the time of the termination or (ii) the annual bonus calculated at the end of such fiscal year in which the termination occurs. “Good reason” means (i) a material change in job title; (ii) a change in reporting structure where the employee no longer reports directly to the Chief Executive Officer; (iii) a material reduction in job duties or scope; or (iv) a material reduction in base salary or bonus potential that is not commensurate with other senior executives at the Company. The Company may decide to cease making the foregoing severance payments, except for Accrued Benefits, if, in the Board’s reasonable determination, the employee secures full time executive-level employment for compensation, provided that he shall receive at least three months of the severance benefits described above. Following a termination by the Company without cause and with less than thirty days’ prior written notice, in addition to the amounts described above, the employee will also be entitled to an amount equal to his base salary through the end of a thirty-day period following the date on which notice is provided by the Company.

Further, if, within 12 months after a change in control of the Company, the employee is terminated without cause, he will be entitled to the severance amounts described above and immediate vesting of any unvested equity awards, provided he executes a general release in form and substance reasonably required by the Company. A “change in control” means the occurrence of any of the following: (i) one person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; (ii) the Company enters into an agreement of reorganization, merger or consolidation pursuant to which the Company or a subsidiary of the Company is not the surviving corporation; or (iii) the sale of all or substantially all of the Company's assets; provided, however, that a change in control shall not be considered to have occurred so long as either (a) the Company remains publicly traded with an independent board of directors or (b) any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company’s stock and acquires additional stock.

In addition to the terms described above, Mr. Watkins’ offer letter provides for an annual base salary of $350,000; and Mr. McArthur’s offer letter provides for an annual base salary of $325,000.

The foregoing summary of the offer letters does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each offer letter, copies of which are attached, with respect to Mr. Watkins and Mr. McArthur, as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated by reference herein.

Option Grant

On October 1, 2018, the Compensation Committee of the board of directors of the Company approved an option grant to Mr. Watkins to purchase 324,687 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Shares”), at an exercise price of $5.9499 per Common Shares, which is the volume-weighted average price of the Common Shares over the 60 days preceding October 1, 2018. In connection with the option grant, the Company entered into an Option Grant Agreement (the “Grant Agreement”) with Mr. Watkins, which includes the following terms: (i) 25% of the grant shall vest and become exercisable on November 14, 2018, and the remaining 75% shall vest and become exercisable in equal installments on a monthly basis, on the first day of each month, over the four-year period beginning December 1, 2018; (ii) in the event of a change in control (as that term is defined in Mr. Watkins’ offer letter), any unvested portion of the option shall vest as provided in the Company’s 2017 Equity Incentive Plan (the “Plan”); (iii) the exercise price may be paid (A) in cash, (B) if there is a public market for the Common Shares at the time of exercise, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the option and to deliver promptly to the Company an amount equal to the exercise price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which such option was exercised that number of Common Shares having a fair market value equal to the aggregate exercise price for the Common Shares for which such option was exercised; (iv) the option has a term of five years; and (v) in the event of Mr. Watkins’ death, disability retirement or termination of employment, the terms of the Plan shall apply.

The Grant Agreement also provides that the Company will automatically grant to Mr. Watkins an option to purchase 72,153 Common Shares on each of November 6, 2018, November 6, 2019 and November 6, 2020, so long as Mr. Watkins continued to be employed by the Company or one of its subsidiaries on each grant date. The options shall have substantially similar terms as those described above, provided that the exercise price shall be equal to the trailing thirty-day volume weighted average price of the Company’s Common Shares determined as of the respective grant date.

The foregoing summary of the Grant Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Grant Agreement, a copy of which is attached as Exhibit 10.3 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Item No.	Exhibit
10.1	Offer Letter between the Company and Mark A. Watkins.
10.2	Offer Letter between the Company and W. Alexander McArthur.
10.3	Option Grant Agreement between the Company and Mark A. Watkins.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2018	PURPLE INNOVATION, INC.

	By:	/s/ Mark A. Watkins
Mark A. Watkins
Chief Financial Officer

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